UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

THE L.S. STARRETT COMPANY

(Exact name of Registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Crescent Street Athol, Massachusetts		01331
(Address of principal executive offices)		(Zip Code)

(978) 249-3551

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value per share	SCX	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Francis J. O’Brien informed The L.S. Starrett Company (the “Company”) that he intends to retire from his position as Chief Financial Officer of the Company in September 2019. On May 10, 2019, John F. Kober, age 49, agreed to serve as the Company’s Chief Financial Officer upon Mr. O’Brien’s retirement. Mr. Kober will also serve as principal accounting officer of the Company upon Mr. O’Brien’s retirement.

Prior to joining the Company, Mr. Kober served as Vice President, Corporate Controller at MACOM Technology Solutions Holdings, Inc. (NASDAQ:MTSI) since August 2015 and prior to that Vice President, Corporate Controller & Treasurer at CIRCOR International Inc. (NYSE:CIR). Mr. Kober earned his B.S.B.A. in Accounting at the University of Rhode Island and his MBA in Finance from Seton Hall University.

Mr. Kober’s annual base salary will be $280,000. He will be eligible for an annual cash bonus and both time-based and performance-based restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2019	THE L.S. STARRETT COMPANY

	By:	/s/ Douglas A. Starrett

Name: Douglas A. Starrett
Title: President and Chief Executive Officer